                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20509

                                  FORM 8-K-A2

                                CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               December 15, 1998
                                 Date of Report
                       (Date of Earliest Event Reported)

                                VITRISEAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                   2-99110-NY                 11-2751537
  (State or other juris-      (Commission File No.)         (IRS Employer
diction of incorporation)                                      I.D. No.)

                         12226 South 1000 East, Suite 9
                               Draper, Utah 84020
                    (Address of Principal Executive Offices)

                                 (801) 553-8785
                        (Registrant's Telephone Number)

                     A.X.R. Development Corporation, Inc.
                             9005 Cobble Canyon Lane
                                Sandy, Utah 84093
                (Former Address of Principal Executive Offices)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        There have been the following changes to this Item, which was contained in the 8-K Current Report of the Company dated December 15, 1998, as amended in the 8-K-A1 dated April 2, 1999.

    (a) Financial Statements of Business Acquired.

        Audited financial statements for the years ended December 31, 1998, December 31, 1997 and for the period from April 16, 1992 to December 31, 1998.

    (b) Exhibits. (See attached Financial Statements.)

        All other portions of the previously filed 8-K-A Current Report dated December 15, 1998 and the Amendment dated April 2, 1999 remain unchanged.

                                   SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VITROSEAL, INC.


Date: June 30, 1999                    By:  /s/ Culley W. Davis
                                            --------------------------------
                                            Culley W. Davis
                                            CEO and Chairman of the
                                            Board of Directors

                                    DANCOR, INC.
                           (A DEVELOPMENT STAGE COMPANY)

                                 FINANCIAL STATEMENTS


                  FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
         FOR THE PERIOD APRIL 16, 1992 (INCEPTION) THROUGH DECEMBER 31, 1998

                           INDEX TO FINANCIAL STATEMENTS


                                                                            Page
Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . .  1

Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Statements of Stockholders' Equity . . . . . . . . . . . . . . . . . . . . .  4

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .  6

                             INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS AND STOCKHOLDERS
DANCOR, INC.
DRAPER, UTAH


We have audited the accompanying balance sheet of Dancor, Inc., A Development Stage Company ("the Company"), as of December 31, 1998 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997, and for the period April 16, 1992 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, and for the period April 16, 1992 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.

As described in Note 10 to the financial statements, the Company completed a reorganization with a publicly held entity in March of 1999. Because the transaction was a "reverse acquisition" and the Company is considered the acquirer for accounting purposes, the Company is now required to comply with The Securities Exchange Act of 1934. Among other things, this law requires the timely filing of proxy statements, quarterly financial statements, and annual audited financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced a loss of approximately $3.8 million for the period from April 16, 1992 (inception) to December 31, 1998. As discussed in Note 7 to the financial statements, a significant amount of additional capital will be necessary to advance the development of the Company's sole product to the point where it may become commercially viable. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters also are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

June 26, 1999
Newport Beach, California

                                       SQUAR, MILNER & REEHL LLP

--------------------------------------------------------------------------------
                                  DANCOR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                DECEMBER 31, 1998

---------------------------------------------------------------------------------------------
                                           ASSETS

Current assets - cash                                                              $   28,900
Property and equipment, net                                                            45,598
Patents, net of accumulated amortization of $4,214                                    171,633
Deferred tax asset, net of valuation allowance                                              -
Other assets                                                                              946
                                                                                   ----------

          TOTAL ASSETS                                                             $  247,077
                                                                                   ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities - accounts payable and accrued expenses                        $   32,744

Commitments and contingent liabilities

Stockholders' Equity

   Common stock, par value $.001 per share, 10,000,000 shares
      authorized, 9,932,864 shares issued and 6,425,381 shares outstanding              6,425
   Additional paid-in capital                                                       4,000,284
   Accumulated deficit during the development stage                                (3,792,376)
                                                                                   ----------
      Total stockholders' equity                                                      214,333
                                                                                   ----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  247,077
                                                                                   ==========
















--------------------------------------------------------------------------
PAGE 2
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  DANCOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

             FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR
        THE PERIOD APRIL 16, 1992 (INCEPTION) THROUGH DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------------------

                                                                                                           APRIL 16, 1992
                                                                                                        (INCEPTION) THROUGH
                                                             1998                     1997               DECEMBER 31, 1998
                                                     ---------------------    --------------------   ---------------------------

REVENUES

  Licensing fees                                              $         -            $     25,000                   $    25,000


EXPENSES

  Research and development                                        530,731                 387,148                    1,493,285

  Operating expenses                                              648,365                 619,656                    2,269,017

  Interest expense, net                                            29,402                  23,610                       55,074
                                                               -----------              ---------                   ----------

Loss before income tax benefit                                 (1,208,498)             (1,005,414)                  (3,792,376)

Income tax benefit:

  Current                                                               -                       -                            -
  Deferred                                                        460,000                 375,000                    1,285,000

Less valuation allowance                                         (460,000)               (375,000)                  (1,285,000)
                                                                 ---------               --------                   ----------

Net (loss)                                                   $ (1,208,498)           $ (1,005,414)                 $ (3,792,376)
                                                             ============            ============                  ============

Basic and diluted loss per share                             $      (0.20)           $     (0.17)                  $      (0.62)
                                                             ============            ============                  ============








--------------------------------------------------------------------------
PAGE 3
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  DANCOR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

           FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
             PERIOD APRIL 16, 1992 (INCEPTION) TO DECEMBER 31, 1998

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     ACCUMULATED
                                                              COMMON STOCK         ADDITIONAL      DEFICIT DURING        TOTAL
                                                        ----------------------      PAID-IN          DEVELOPMENT      STOCKHOLDERS'
                                                          SHARES        AMOUNT      CAPITAL             STAGE            EQUITY
                                                        ---------     --------     ---------       --------------     ------------
AT INCEPTION ON APRIL 16, 1992                                        $            $               $                  $
  Common stock issued to related parties at par         5,833,985        5,834        (5,834)                -                 -
  Common stock issued for settlement of advances
     from related parties at $.63 per share             1,480,035        1,480       930,942                 -           932,422
  Common stock issued at $.63 per share for cash          800,000          800       503,200                 -           504,000
  Common stock issued at $1 per share for cash            100,000          100        99,900                 -           100,000
  Repurchase and retirement of common stock at
     $.09 per share                                    (3,111,458)      (3,111)     (279,889)                -          (283,000)
  Repurchase and retirement of common stock from
     related parties at $.58 per share                   (386,025)        (386)     (224,614)                -          (225,000)
  Common stock issued to related parties at par         1,132,963        1,133        (1,133)                -                 -
  Common stock issued at $2 per share for cash              3,500            3         6,997                 -             7,000
  Common stock issued at $3 per share for cash             50,000           50       149,950                 -           150,000
  Repurchase and retirement of common stock at
     $3 per share                                         (10,000)         (10)      (29,990)                -           (30,000)
  Common stock issued at $3 per share for cash            107,000          107       320,893                 -           321,000
  Net loss for the period from April 16, 1992
     (inception) through December 31, 1996                      -            -             -        (1,578,464)       (1,578,464)
                                                       ----------     --------     ---------        -----------      -----------
BALANCE AT DECEMBER 31, 1996                            6,000,000        6,000     1,470,422        (1,578,464)         (102,042)

  Common stock issued for settlement of advances
     from related parties at $8.33 per share               42,150           42       351,208                 -           351,250
  Common stock issued at $10 per share for cash             1,000            1         9,999                 -            10,000
  Net loss for the year ended December 31, 1997                 -            -             -        (1,005,414)       (1,005,414)
                                                       ----------     --------     ---------        -----------      -----------
BALANCE AT DECEMBER 31, 1997                            6,043,150        6,043     1,831,629        (2,583,878)         (746,206)

  Common stock issued at $10 per share for cash            18,000           18       179,982                 -           180,000
  Common stock issued for settlement of advances
     from related parties at $6.85 per share              214,231          214     1,466,823                 -         1,467,037
  Common stock issued on conversion of note
     payable (Note 9)                                     150,000          150       521,850                 -           522,000
  Net loss for the year ended December 31, 1998                 -            -             -        (1,208,498)       (1,208,498)
                                                       ----------     --------   -----------      ------------       -----------
BALANCE AT DECEMBER 31, 1998                            6,425,381      $ 6,425   $ 4,000,284      $ (3,792,376)       $  214,333
                                                       ==========      =======   ===========      =============       =========





--------------------------------------------------------------------------
PAGE 4
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  DANCOR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
       FOR THE PERIOD APRIL 16, 1992 (INCEPTION) THROUGH DECEMBER 31, 1998


----------------------------------------------------------------------------------------------------------------------------
                                                                                                            APRIL 16, 1992
                                                                                                         (INCEPTION) THROUGH
                                                                        1998               1997            DECEMBER 31, 1998
                                                                    ------------         ----------       ------------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net (loss)                                                        $ (1,208,498)       $(1,005,414)           $ (3,792,376)

   Adjustment to reconcile net (loss) to net cash used by operating activities:

      Depreciation and amortization                                       10,644              7,885                  30,707
      Changes in current assets and liabilities:
         Other assets                                                          -              2,998                    (946)
         Accounts payable and accrued expenses                            32,744             31,500                  32,744
                                                                     -----------          ---------             -----------
     NET CASH (USED) BY OPERATING ACTIVITIES                          (1,165,110)          (963,031)             (3,729,871)
                                                                     -----------          ---------             -----------

 CASH FLOWS FROM INVESTING ACTIVITIES

   Acquisition of property and equipment                                 (18,265)            (7,390)                (72,091)
   Patent costs                                                          (43,933)            (3,584)               (175,847)
                                                                     -----------          ---------             -----------
     NET CASH (USED) BY INVESTING ACTIVITIES                             (62,198)           (10,974)               (247,938)
                                                                     -----------          ---------             -----------

 CASH FLOWS FROM FINANCING ACTIVITIES

   Borrowings on note payable                                                  -                  -                 450,000
   Advances from related party                                         1,022,362            627,057               2,750,709
   Proceeds from issuance of common stock                                180,000             10,000               1,272,000
   Repurchases of common stock                                                 -                  -                (538,000)
   Capital contribution                                                        -                  -                  72,000
                                                                      ----------          ---------             -----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                         1,202,362            637,057               4,006,709
                                                                      ----------          ---------             -----------

 NET INCREASE (DECREASE) IN CASH                                         (24,946)          (336,948)                 28,900

 CASH AT BEGINNING OF PERIOD                                              53,846            390,794                       -
                                                                      ----------          ---------             -----------

 CASH AT END OF PERIOD                                                $   28,900        $    53,846             $    28,900
                                                                      ==========          =========               =========

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Non-cash transactions:
   Conversion of note payable to common stock                         $  450,000           $      -             $   450,000
                                                                      ==========           ========             ===========
   Conversion of interest payable to paid-in capital                  $   72,000           $      -             $    72,000
                                                                      ==========           ========             ===========
   Conversion of advances from related party to common stock          $1,467,037           $351,250             $ 2,750,709
                                                                      ==========           ========             ===========



--------------------------------------------------------------------------
PAGE 5
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                   DANCOR, INC.
                           (A DEVELOPMENT STAGE COMPANY)

                           NOTES TO FINANCIAL STATEMENTS
                                 DECEMBER 31, 1998

-------------------------------------------------------------------------------

NOTE 1:   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS

Dancor, Inc. ("the Company") was incorporated in Delaware on April 16, 1992 ("inception"). On April 24, 1992, the Company executed a reorganization agreement whereby 3,043,350 shares of its common stock were issued on the effective date in exchange for 100% of the outstanding common stock of The Dancor Corporation, a Washington corporation, in a substantially all-stock transaction. The estimated April 1992 fair value of the only significant asset acquired in this purchase (a patent pending, with an undeveloped technology) is not material to the accompanying financial statements. The Dancor Corporation was dissolved in November 1994.

The Company owns the right to a process called "VitroSeal," which is based on inorganic silicate chemistry that produces a waterborne corrosion-protective coating for metal surfaces. VitroSeal is in the research and development stage with respect to its application to particular industries. For environmental reasons, the coatings industry is subject to a high degree of governmental regulation. The Company is classified as a development stage enterprise under generally accepted accounting principles ("GAAP"), and has not commenced its planned principal operations to generate revenues.

Initially, the Company will seek to penetrate the automotive wheels aftermarket beginning in late 1999. Management hopes to use this market segment as a proving ground to demonstrate the technology's benefits, develop name recognition, and establish a performance track record.

The Company has initiated the process of obtaining approval from the Food and Drug Administration ("FDA") for the use of VitroSeal on food and beverage containers; completing this process is expected to take about 1 1/2 to 3 years. In the opinion of management, the Company's product contains only ingredients that are generally regarded by the FDA as safe for food contact. Assuming FDA approval, management projects that this market segment could generate a significant percentage of the Company's operating revenue in future years.

During March 1999, the Company completed a reorganization with a publicly traded company (see Note 10 concerning "Subsequent Events").


INTRODUCTION TO THE SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of the Company presented below is designed to assist in understanding the Company's financial statements. Such financial statements and these notes are the representations of Company management, who are responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying financial statements.


REVENUE RECOGNITION

When revenues first become significant, management intends to adopt appropriate revenue recognition accounting policies in material conformity with GAAP.

-------------------------------------------------------------------------------
PAGE 6

NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RESEARCH AND DEVELOPMENT COSTS ("R & D COSTS")

R & D costs are charged to expense when incurred. Such costs include scientific research and laboratory testing intended to advance the product's technology to the point of commercial production.


PATENTS

The Company capitalizes the cost of domestic and foreign patents and patents pending, and amortizes such costs over the shorter of the remaining legal life or their estimated economic life. Amortization expense for the years ended December 31, 1998 and 1997 was $1,831 and $770, respectively. The cost of abandoned patent applications is written off when management makes the decision to do so.


PROPERTY AND EQUIPMENT

Repairs, maintenance, and similar costs that do not significantly improve or extend the useful lives of the assets are expensed as incurred. When an asset is sold or retired, the cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in current operations.

Equipment, fixtures, and leasehold improvements are stated at cost less accumulated depreciation or amortization. Leasehold improvements are amortized over the shorter of the remaining lease term or their estimated economic life. Other property and equipment are depreciated on a straight-line basis over estimated useful lives ranging from five to seven years.


INCOME TAXES

Using the liability method required by Statement of Financial Accounting Standards ("SFAS") No. 109, the estimated tax effects of temporary differences between financial and income tax reporting are recorded in the period in which the events occur. Such differences between the financial and tax bases of assets and liabilities result in future tax deductions or taxable income. (see Note 5).


STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considers all interest-bearing deposits with an original maturity of three months or less as cash equivalents.

-------------------------------------------------------------------------------
PAGE 7

NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements in accordance with GAAP. Such estimates and assumptions affect the reported amounts of certain assets and liabilities, disclosures relating to any contingent assets and liabilities, and the reported amounts of revenue and certain expenses. Actual results could vary from the estimates used to prepare the accompanying financial statements.


LOSS PER SHARE

In accordance with SFAS No. 128, basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the amount that would have resulted if certain dilutive potential common stock had been issued. Because the Company has experienced losses from inception, the stock options described in Note 10 are antidilutive. Therefore, if such options had been granted prior to January 1, 1999, they would not have impacted the disclosures in the following paragraph.

The weighted average number of common shares outstanding for the indicated periods is set forth below:

                                               Weighted Average
                                               Number Of Common
                 Period                       Shares Outstanding
                 ------                       ------------------
          Year Ended December 31, 1998             6,083,108
          Year Ended December 31, 1997             6,013,418
          Inception to December 31, 1998           6,087,839


ELEMENTS OF OTHER COMPREHENSIVE INCOME

For the period from inception to December 31, 1998, the Company did not have any elements of other comprehensive income as defined by SFAS No. 130, "Reporting Comprehensive Income." Therefore, statements of comprehensive income have not been presented.

-------------------------------------------------------------------------------
PAGE 8

NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NON-COMPETE COVENANTS

As set forth in Note 6, the Company is the beneficiary of several covenants not to compete. For reasons discussed in Note 7, management has determined that it is appropriate to allocate only a nominal value (which is not significant to the accompanying financial statements) to such intangible assets.

NOTE 2:  RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

The names and relationships of related parties referred to in these notes are set forth below (Company stock ownership percentages, which are as of December 31, 1998, include beneficial ownership):

- Culley W. Davis: Chairman of the Board of Directors; 12% stockholder including ownership through Pinnacle Enterprises, Inc. ("PEI"), which is controlled by Culley W. Davis.

- Bruce H. Haglund, Esq.: an officer and director of the Company, the brother-in-law of the Company's Chief Financial Officer, and a 1% stockholder of the Company. Bruce Haglund is a partner in the law firm of Gibson, Haglund & Paulsen ("GHP"), the Company's legal counsel. For the period from inception to December 31, 1998, the Company paid or incurred legal fees to GHP of approximately $76,000, including $33,500 and $29,000 for the years ended December 31, 1998 and 1997, respectively.

- Daniel L. Corbin: President, director, 7% stockholder, and brother-in-law of Culley W. Davis.

-    Dennis A. Repp: Director, and 2% stockholder.

-    John Nagel:  Chief Financial Officer

On May 12, 1999, the Company granted stock options to several individuals, including all of the persons listed above (see Note 10).

Because the Company, PEI and other entities have commonality of ownership and are under common management control, reported operating results and/or financial position of the Company could significantly differ from what would have been obtained if such entities were autonomous (see Note 8).

Other related party transactions are discussed elsewhere in these notes to the financial statements.

-------------------------------------------------------------------------------
PAGE 9

NOTE 3:  CONCENTRATION OF CREDIT RISK

Financial instruments which may subject the Company to credit risk principally consist of uninsured cash-in-bank balances. At various times during the year, the Company's bank balance may exceed the FDIC-insured amount. As of December 31, 1998, the Company bank balance reported by its principal financial institution was less than such amount.


NOTE 4:  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1998:


     Computers and software                       $    3,738
     Furniture and fixtures                           18,163
     Testing equipment                                47,713
     Leasehold improvements                            2,477
                                                  ----------
                                                      72,091
     Accumulated depreciation and amortization       (26,493)
                                                  ----------
                                                  $   45,598
                                                  ==========


NOTE 5:  INCOME TAXES

The Company files its income tax returns using the cash basis of accounting. For the period from inception to December 31, 1998, the Company is considered a start-up entity for federal and state income tax purposes. As a result, research/development and start-up expenses are capitalized for tax purposes; all such costs are expensed as incurred for financial reporting purposes. This is the only significant temporary difference at December 31, 1998; the estimated income tax effect of such difference approximated $1.3 million at that date.

The reported income tax benefit differs from the amount that would result from applying the federal statutory rate to the pretax loss because of the state income tax effect at a rate of approximately 9%. The components of the deferred income tax benefit are set forth below:


                                                   Inception to
                           1998        1997      December 31, 1998
                         --------    --------    -----------------
          Federal        $360,000    $290,000        $1,000,000
          State           100,000      85,000           285,000
                         --------    --------        ----------

               Total     $460,000    $375,000        $1,285,000
                         ========    ========        ==========

-------------------------------------------------------------------------------
PAGE 10

The Company has an estimated federal tax net operating loss ("NOL") carryforward at December 31, 1998 of approximately $375,000 expiring as follows:

                 Year of
               Expiration                     Amount
               ----------                   ---------
                  2010                      $ 54,000
                  2011                       214,000
                  2012                        66,000
                  2018                        41,000

The Company's accounting NOL carryforward approximates $3.8 million at December 31, 1998. The related deferred tax asset arising in 1998 and 1997 approximated $460,000 and $375,000, respectively. Because the Company is a development stage enterprise and there is no reasonable assurance that such asset will be realized in future years, the Company has recorded a 100% valuation allowance against the December 31, 1998 balance of this deferred tax asset.

A summary of the activity in the valuation allowance for the deferred tax asset for the years ended December 31, 1998 and 1997 is presented below:

                                                 Amount
                                              -----------
     Balance at January 1, 1997               $  450,000

     Adjustment for 1997 deferred tax asset      375,000
                                              ----------

     Balance at December 31, 1997                825,000

     Adjustment for 1998 deferred tax asset      460,000
                                              ----------

     Balance at December 31, 1998             $1,285,000
                                              ==========

NOTE 6:  COMMITMENTS AND CONTINGENT LIABILITIES

LEASES

The Company is obligated on two operating leases at December 31, 1998. The first lease is for an office facility in Newport Beach, California, which calls for monthly rent of $896, increasing to $1,183 effective April 15, 1999. Daniel Corbin is a co-lessee on this lease, which expires April 15, 2000. The second lease is for research activity storage space at Northwestern University in Evanston, Illinois, which requires monthly rent of $1,200 and expires on March 31, 1999.

-------------------------------------------------------------------------------
PAGE 11

The following is a schedule of the approximate future minimum rental payments required by the above leases:


           Year Ending
           December 31                Amount
           -----------                ------
             1999                  $    16,690
             2000                        4,140
             Thereafter                      -
                                   -----------
                                   $    20,830
                                   ===========

For the years ended December 31, 1998 and 1997, total rent expense approximated $25,000 and $18,000, respectively. The Company was not a party to any leases prior to January 1, 1997.

RESEARCH AND CONSULTING CONTRACTS

In January 1997, the Company entered into a month-to-month consulting contract ("the Jennings Contract") to engage Hamlin Jennings, Ph. D. ("Jennings") as an independent contractor to provide technical consulting services on a best-efforts basis relating to (1) product research/development, technology, and commercialization and (2) patent completion and processing. At December 31, 1998, payments being made under the Jennings Contract were $35,000 per month. The performance of services under the Jennings Contract is neither transferable nor assignable without the Company's prior written consent. The Company paid approximately $390,000 and $320,000 to Jennings during the years ended December 31, 1998 and 1997, respectively.

The Jennings Contract also requires the Company to allocate a portion of its revenues from all sources to a deferred compensation plan. The terms of such deferred compensation plan are set forth below under "Royalty Agreements."

Jennings has provided a non-compete covenant prohibiting him from engaging in any activities that are competitive with or adverse to the Company's business during the term of the Jennings Contract.

In September 1998, the Company entered into a consulting contract ("the Hanneman Contract") with Rodney Hanneman to provide management, marketing, and technical services in return for a $10,000 annually renewable retainer fee and hourly consulting fees. The Hanneman Contract also provides that Rodney Hanneman will receive (a) incentive and performance payments of 1% of the Company's gross revenue from 1999 through 2005 payable quarterly; or
(b) 1% of the selling price of the Company, or 1% of the value of any initial public offering, if either transaction occurs before December 31, 2005.

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

NOTE 6:  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

ROYALTY AGREEMENTS

On February 18, 1997, the Company entered into separate royalty agreements with Dennis Repp ("Repp") and Daniel Corbin ("Corbin") whereby Repp and Corbin shall each receive a 2% royalty on all revenues or other proceeds earned by the Company resulting directly or indirectly from the VitroSeal process, including licensing fees, product and technology sales, royalty income, and asset sales. The royalty agreements provide that such payments will continue until the termination (for whatever reason) of Repp's and Corbin's services to the Company in connection with the development and commercialization of the VitroSeal process.

Upon the termination of such services, Repp and Corbin and their heirs/successors shall receive post-termination royalties equal to 2% of defined revenues earned by the Company from (1) existing customers at the termination date and (2) prospects who were contacted prior to such date and later became customers of the Company. Such payments will continue until the customers described in the preceding sentence no longer generate any revenue.

Repp and Corbin have provided a non-compete covenant prohibiting them from engaging in any activities that are competitive with or adverse to the Company's business during the term of the royalty agreements. Violation of this covenant will discharge the Company from any future obligation to make royalty payments.

On February 18, 1997, the Company also entered into an agreement with Jennings identical to those with Repp and Corbin as set forth above. On July 15, 1998, the Jennings royalty agreement was amended to provide for a 3% royalty; all other provisions of the Jennings royalty agreement remain in effect.

On November 23, 1998, the Company entered into a royalty agreement with Culley W. Davis ("Davis") whereby Davis shall receive a 2% royalty on all revenues or other proceeds earned by the Company resulting directly or indirectly from the VitroSeal process, including licensing fees, product and technology sales, royalty income, and asset sales. The royalty agreement provides that such payments will continue until the termination (for whatever reason) of Davis' services to the Company in connection with the development and commercialization of the VitroSeal process. On June 24, 1999, the Davis royalty agreement was mutually canceled as additional consideration for the 136,381 shares and the 28,167 shares of common stock issued to PEI in 1998 and 1999, respectively, as discussed in Note 8.

NOTE 7:  GOING CONCERN/LIQUIDITY CONSIDERATIONS

As discussed in Note 1, the Company is a development stage enterprise developing a metal coating process known as VitroSeal. There have been no product sales or significant royalty revenues to date, and management projects that the Company will require significant additional capital to advance the development of its sole product to the point where it may become commercially viable. Accordingly, there is substantial uncertainty about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. If operations are discontinued, capitalized patent costs may not be fully recoverable.

Subsequent to December 31, 1998, the Company issued additional common stock for approximately $1.5 million cash. Management plans to finance the remaining development of the product's application technology with equity capital.

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

NOTE 8: ADVANCES FROM RELATED PARTIES AND COMMON STOCK TRANSACTIONS

From inception to December 31, 1998, PEI and other related parties periodically made cash advances to the Company and/or directly funded the Company's R & D and operating expense requirements. The Company repaid these advances with the issuance of common stock as follows:


               Year             Shares              Amount
               ----             ------              ------
               1994              252,715          $   159,210
               1995            1,227,320              773,212
               1997               42,150              351,250
               1998              214,231            1,467,037

During 1998, the Company issued 136,381 shares to PEI which are held in escrow pending PEI's efforts to raise approximately $500,000 of additional equity capital for the Company by November 10, 1999. Concurrent with this transaction, the Company recorded an $818,287 reduction of advances payable to related parties with a corresponding increase of additional paid-in capital, which is not contingent upon any future events. Because the parties agreed that the original terms of such advances included a conversion privilege, no gain or loss was recognized on the transactions described above.

During the quarter ended March 31, 1999, an additional 28,167 shares ($169,000) were issued to PEI under the same terms and conditions.







NOTE 9: CONVERTIBLE NOTE PAYABLE TO RELATED PARTY

On September 7, 1996, the Company borrowed $450,000 from R. A. Properties, Ltd. ("RAP"), which is owned/controlled by Dennis Repp, and executed a $450,000 note payable with all principal and interest (at 7%) due on September 8, 1998. Such note was convertible any time at RAP's option into Company common stock at $3/share. On December 10, 1998, when principal plus accrued interest approximated $522,000, the note was converted into 150,000 shares of common stock. The $522,000 (less the par value of common stock) was credited to additional paid-in-capital upon conversion of the note payable.

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

NOTE 10: SUBSEQUENT EVENTS

REORGANIZATION

On March 18, 1999, approximately 85% of the Company's outstanding common stock was acquired by AXR Development Corporation, Inc. ("AXR"), a Nevada corporation. AXR was incorporated on July 9, 1985 and was a dormant entity on March 18, 1999. AXR had no assets or significant operations during 1997 or 1998, and has not had any revenues since 1989.

On December 23, 1998, AXR and the Company entered into an Agreement and Plan of Reorganization ("the Plan") structured to result in the acquisition by AXR of at least 80% of the issued and outstanding shares of restricted common stock of the Company. Such transaction is hereinafter referred to as "the Reorganization." The Reorganization is intended to qualify as a tax-free transaction under Section 368 (a)(1)(B) of the 1986 Internal Revenue Code, as amended. Under the terms of the Plan, the former stockholders of the Company
(1) received three shares of AXR for each one share of the Company and (2) will ultimately acquire approximately 95% of the issued and outstanding common stock of AXR, if all of the Company's stockholders execute the Plan. As of May 31, 1999, the former stockholders of the Company owned approximately 88% of the 17.2 million post-Reorganization shares of AXR's issued and outstanding common stock. Such shares are restricted securities under Federal law, and will become available for sale (under certain conditions, and subject to statutory limitations) in approximately March of the year 2000.

Management will account for the Reorganization as a capital stock transaction (as opposed to a "business combination," as that term is defined by GAAP). Accordingly, the Reorganization will be reported as a recapitalization of the Company, which is considered the acquirer for accounting purposes (a "reverse acquisition"). Through its former stockholders, the Company is deemed the acquirer for accounting purposes because of (a) its majority ownership of AXR, (b) its representation on AXR's board of directors, and (c) executive management positions held by former officers of the Company.

There are certain restrictions on the sale or other transfer of the Company's common stock issued under the Plan. Such stock, generally referred to as "Rule 144 stock," was not registered under the Securities Act of 1933, as amended ("the Act"), in reliance upon an exemption from its requirements. Each exchanging shareholder agreed to (1) acquire such stock for his/her own account and (2) hold the stock for investment purposes only. In addition, the stock certificates are required to contain a legend (a) documenting these restrictions and (b) requiring a legal opinion that any proposed sale is exempt from registration under the Act.


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

NOTE 10: SUBSEQUENT EVENTS (CONTINUED)

REORGANIZATION (CONTINUED)

If the Reorganization had occurred on December 31, 1998, the stockholders' equity section of the Company's balance sheet at that date would have reflected the following (assuming that 100% of the Company's stockholders executed the Plan):

                                        Pro Forma
                                       -----------
Common shares outstanding               17,001,840
                                       -----------
                                       -----------
Common stock                           $    17,002
Additional paid-in capital               4,093,217
Accumulated deficit during the
  development stage                     (3,897,442)
                                       -----------
Total stockholders' equity             $   212,777
                                       -----------
                                       -----------


If the Reorganization had occurred on January 1, 1997, the pro forma effect on basic and diluted loss per share for 1997 and 1998 would not have been significant.

Since the Reorganization is not a business combination, additional pro forma financial information otherwise required by the rules and regulations of the Securities and Exchange Commission has not been presented.

AXR's common stock trades on the OTC Bulletin Board of the National Association of Securities Dealers under the symbol "VTSL".

NAME CHANGE

AXR changed its name to VitriSeal, Inc. ("VSI") in February of 1999.

STOCK OPTIONS

On May 12, 1999, VSI granted non-statutory options to purchase 1,225,000 post-Reorganization shares of its common stock to certain employees, directors and outside consultants at an exercise price of $1.75 per share. Such options, which expire on June 30, 2009, became exercisable on the date of grant. Management will adopt accounting policies for these stock options during preparation of VSI's unaudited financial statements for the quarter ending June 30, 1999.

The related parties listed below are among the recipients of the stock options described in the preceding paragraph:

                                                   Number of
                    Name                          Option Shares
                    ----                          -------------
               Culley W. Davis                        300,000
               Daniel Corbin                          300,000
               Dennis Repp                            300,000
               Hamlin Jennings (see Note 6)           100,000
               Bruce Haglund                           50,000
               John Nagel                              25,000

As of June 26, 1999, VSI had not adopted a stock option plan.

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

NOTE 11: EXPENSE PAID BY A PRINCIPAL STOCKHOLDER

In March of 1995, PEI transferred as additional compensation 120,000 of its Company shares to James A. Latty, Ph. D., owner of JAL Engineering and an officer and stockholder of the Company in 1995 and 1996. JAL Engineering was a former research consultant to the Company. At that time, the Board of Directors estimated the value of the stock at $1.00 per share. In November of 1996, PEI repurchased such stock for cash. The Company has accounted for these transactions by recording approximately $120,000 of research and development expense.

NOTE 12: YEAR 2000 (UNAUDITED)

Many computerized systems use only two digits to record the year in date fields; such systems may be unable to accurately process dates ending in the year 2000 and thereafter. The effects of this problem will vary from system to system, and may adversely affect the Company's operations and its ability to prepare financial statements. Management has adopted a plan to review its internal computer systems to determine the effects, if any, of the year 2000 problem. Year 2000 problems, if any, resulting in an adverse impact on the Company from external sources, such as vendors, banks, etc. cannot be determined.


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